EXHIBIT 10.3



                 AMENDED SEVERANCE PLAN CLARIFICATION AGREEMENT


         THIS AGREEMENT, made and entered into as of this 30th day of November, 2001, by and between AMERICAN BANCORPORATION, an Ohio corporation with its office and principal place of business located in St. Clairsville, OH
(hereinafter referred to as "American"), and PAUL W. DONAHIE, party of the second part (hereinafter referred to as "Employee"), and WESBANCO, INC., a West Virginia corporation (hereinafter referred to as "Wesbanco").

         WHEREAS, the Employee is currently serving as an Executive Officer of American and is a beneficiary of that certain Severance Plan adopted by American pursuant to action of its Board of Directors taken on the 21st day of April, 1998, and

         WHEREAS, American and Wesbanco have entered into negotiations concerning the possible acquisition of American and desire to clarify certain provisions of the said Severance Plan in conjunction with the continued employment of Employee, and

         WHEREAS, the parties hereto executed an earlier version of this agreement dated February 22, 2001 which they hereby revoke and substitute the following therefore.

         WITNESSETH   THAT:  In   consideration   of  the  mutual  promises  and
undertakings hereinafter set forth, and the parties intending to be legally bound hereby, covenant and agree as follows:

         1. Employee acknowledges and agrees that he has been offered a written Consulting Agreement with Wesbanco in conjunction with the proposed transaction between Wesbanco and American. It is anticipated that upon consummation of such transaction, Employee will continue to provide services to the resulting bank, Wesbanco Bank, Inc. In conjunction with that


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proposal,  Employee will execute the proposed  Consulting  Agreement,  a copy of which is attached hereto as Exhibit "A" and made a part hereof.

         2. Notwithstanding the provisions of said Severance Plan as set forth in the Minutes of the Board of Directors meeting dated April 21, 1998, of American, the parties hereto acknowledge their understanding that they did not intend to trigger Excise Tax under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), and, accordingly, that any lump sum payment that may be paid to the Employee because of a change in control of the company shall be equal to 2.99 times the Employee's "Base Amount" as such term is defined in
Section 280G(b)(3) of the Code. The "Base Amount" is the average includable compensation for the past five (5) years (1997-2001) and American has calculated the Base Amount for Employee to be Two Hundred Eighty-six Thousand Eight Hundred Ninety Dollars ($286,890.00). In no event, however, shall such lump sum payment under the Severance Plan equal or exceed an amount that would be considered a "parachute payment" under Section 280G(b)(2)(A) of the Code.

         3. As an incentive to retain Employee as a consultant to the resulting bank, the parties hereby acknowledge and agree that if the Employee does not voluntarily terminate his Consulting Agreement for a period of three (3) months from and after the date of the proposed merger between American and Wesbanco, that he shall be paid a lump sum cash payment equal to 2.99 times the above-determined Base Amount as a retention incentive payment in lieu of the severance payment that he otherwise might have been entitled to under the terms of the Severance Plan of American. Said payment shall be payable to the Employee, or his estate, after the merger in the event he is unable to begin or to continue working for the entire period of three (3) months by reason of his death or disability.


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         4.  Employee has reviewed the proposed  Consulting  Agreement  attached hereto as Exhibit "A" and agrees to execute such Agreement upon consummation of the merger between Wesbanco and American.

         5. Employee agrees that the benefits to be provided hereunder shall be in lieu of any other benefit to which Employee might have been entitled under the terms of the Severance Plan adopted by the Board of Directors of American at its meeting of April 21, 1998, under the heading "Severance Plan".

         WITNESS the following signatures:


                                               AMERICAN BANCORPORATION


                                               By /s/ JEREMY C. MCCAMIC
                                                  -----------------------------
                                                      Its Chairman



                                               /s/ PAUL W. DONAHIE
                                               ---------------------------------
                                               PAUL W. DONAHIE


                                               WESBANCO, INC.


                                               By /s/ PAUL M. LIMBERT
                                                  ------------------------------
                                                      Its President













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